UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2008

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Outside Director Compensation; Grant of Equity Awards to Certain Officers and Change in Vesting Schedule Relating to Such Awards

On May 22, 2008, the Board of Directors of PrivateBancorp, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board of Directors, approved an increase in the annual compensation payable to each of the Company’s non-employee directors, as follows:

a.)           the annual cash retainer payable to each non-employee director, which was previously $15,000, is increased to $50,000;

b.)           all meeting fees payable to non-employee directors for attendance at Board and Committee meetings are eliminated;

c.)           the annual cash retainer payable to the Chairman of the Company’s Audit Committee, which was previously $7,000, is increased to $10,000;

d.)           the annual cash retainer payable to the Chairman of each of the other committees of the Board, which was previously $3,000, is increased to $5,000; and

e.)           the value of equity awards granted annually to each non-employee director is increased to $50,000 (from approximately $33,000) and is payable in the form of restricted stock units only (rather than stock options). The restricted stock units will vest ratably over the 12 months following the date of grant, and will be fully vested on the date of the next subsequent annual stockholder’s meeting following the date of grant, subject to earlier vesting in the event of death or a change in control.  The Company will file the form of the outside director’s restricted stock unit award agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Also, on May 22, 2008, the Compensation Committee of the Company’s Board of Directors granted equity awards under the 2007 Plan, consisting of both restricted stock and stock option awards, to certain of the Company’s Managing Directors and Associate Managing Directors that had not previously received transformational equity awards since the adoption by the Company of its Strategic Growth Plan.  Accordingly, none of the Company's executive officers received any of the May 22, 2008 awards.  The awards vest ratably over three years and are fully vested on the third anniversary of the grant date.  Previously, the form of non-inducement restricted stock and stock option awards granted to employees provided for the vesting of such awards ratably over five years.  The Company will file the revised form of restricted stock and stock option award agreements reflecting the new vesting schedule as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Item 8.01	Other Events.

Stockholder Approval of 2007 Long-Term Incentive Compensation Plan

At the Company’s annual meeting of stockholders held on May 22, 2008, the Company’s stockholders approved the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan

 (the “2007 Plan”).  The 2007 Plan had previously been adopted by the Company’s Board of Directors on October 31, 2007.  The effect of stockholder approval of the Plan is that awards previously granted under the Plan will be settled in shares of common stock rather than cash.

A description of the 2007 Plan is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2007, and under the sections captioned “Proposal 2: Approval of the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan” and “Compensation Discussion and Analysis” in the Company’s Proxy Statement for the 2008 Annual Meeting filed with the SEC on April 4, 2008.  A copy of the 2007 Plan is filed as an exhibit to the Company’s registration statement on Form S-8 filed with the SEC on May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: May 29, 2008	By:	/s/Christopher J. Zinski
Christopher J. Zinski
General Counsel and Corporate Secretary